Exhibit 10.15

                                Amendment to the
                 Westbank f/k/a Park West Bank and Trust Company
              Executive Supplemental Retirement Plan Agreement for
      *Gary L. Briggs, Donald R. Chase, Kathleen A. Jalbert, John M. Lilly,
                              and Trenton E. Taylor

         Westbank f/k/a Park West Bank and Trust Company ("Company" or "Bank") and *___________ ("Executive") originally entered into the Westbank f/k/a Park West Bank and Trust Company Executive Supplemental Retirement Plan Agreement ("Agreement") on July 2, 2001. Pursuant to Subparagraph VI (C) of the Agreement, the Bank and the Executive hereby adopt this 409A Amendment, effective January 1, 2005.

*Gary L. Briggs, Donald R. Chase, Kathleen A. Jalbert, John M. Lilly, and Trenton E. Taylor

         This 409A Amendment is intended to bring the Agreement into full compliance with the requirements of Internal Revenue Code Section 409A. Therefore, the following changes shall be made:

1. Subparagraph I (C), Retirement, shall be deleted in its entirety and replaced with the following:

         C.       Retirement:
                  ----------

                  Retirement shall mean retirement from service with the Bank which becomes effective when the Executive reaches the later of the Executive's sixty-fifth (65th) birthday or Separation from Service.

2. Subparagraph I (E), Change of Control, shall be deleted in its entirety and replaced with the following:

         I.       Change of Control
                  -----------------

                  For purposes of this Agreement, "Change of Control" shall mean a change in the ownership of Westbank Corporation or the Bank, a change in the effective control of Westbank Corporation or the Bank or a change in the ownership of a substantial portion of the assets of Westbank Corporation or the Bank, in each case as provided under Section 409 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder.

3. Subparagraph I (K), Separation from Service, shall be added and shall read as follows:

         K.       Separation from Service:
                  -----------------------

                  "Separation from Service" shall mean that the Executive has died, retired, or otherwise experienced a Termination of Service. In the event that an Executive continues to provide services considered "significant" to the Bank, either as an employee or as an independent contractor, a Separation from Service will not be deemed to have occurred. "Significant" services, for purposes of this Agreement, are those where (1) the Executive provides services in the capacity as an employee

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                  at an annual rate equal to at least 20 percent of the services rendered on average, and the annual remuneration for such services is equal to at least 20 percent of the average remuneration earned, during the immediately preceding three full calendar years of employment (or, if the Executive was employed for less than three years, such lesser period); or
                  (2) the Executive continues to provide services to the Bank in a capacity other than as an employee at an annual rate that is 50 percent or more of the services rendered, on average, during the final three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the average annual remuneration earned during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period). This definition of Separation from Service shall at all times be construed to comply with the regulations issued under Code
                  Section 409A, including prior to the issuance of final regulations under Code Section 409A, the proposed regulations issued thereunder on September 29, 2005.

4. All references in the Agreement to "Termination of Service," "terminates employment," or other similar phrases shall be deleted and replaced with the term "Separation from Service" or "Separates from Service," as appropriate. Notwithstanding the previous sentence, the definition of "Termination of Service" in Subparagraph I (D) shall not be deleted.

5. Subparagraph II (L), Restriction on Timing of Distribution, shall be added, and shall read as follows:

         L.       Restriction on Timing of Distribution:
                  -------------------------------------

                  Notwithstanding any provision of this Agreement to the contrary, distributions to the Executive may not commence earlier than six (6) months after the date of a Separation from Service if, pursuant to Section 409A of the Code and regulations and guidance promulgated thereunder, the Executive is considered a "specified employee" under Section 416(i) of the Code and the Separation of Service is not concurrent with a Change of Control. In the event a distribution is delayed pursuant to this Section II (L), the originally scheduled payment shall be delayed for 6 months, and shall commence instead on the first day of the seventh month following the delay. If payments are scheduled to be made in installments, the first six months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule. If payment is scheduled to be made in a lump sum, the lump sum payment shall be delayed for six months and instead be made on the first day of the seventh month.

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

6. Subparagraph III (A), Retirement Benefits, shall be deleted in its entirety and replaced with the following:

         A.       Retirement Benefits:
                  -------------------

                  Should the Executive continue to be employed by the Bank until "Normal Retirement Age" defined in Subparagraph I (F), the Executive shall be entitled to receive the benefits set forth in this Subparagraph III (A).

                  An annual benefit equal to 75% of Final Compensation at retirement, less 50% of the Social Security Benefit and the Single Life Annuitized Value of the Executive's account balances derived from employer provided contributions under all qualified and non-qualified defined contribution plans maintained by the Bank. The payment of this annual benefit shall commence within thirty (30) days of the Executive's retirement or in accordance with Restriction on Timing of Distribution and shall be paid in annual installments until the death of the Executive.

7. Subparagraph III (C), Death, shall be deleted in its entirety and replaced with the following:

         C.       Death:
                  -----

                  Upon the death of the Executive, the Executive's beneficiary(ies) shall be entitled to receive the benefits set forth in this Subparagraph III(C). A benefit equal to the amount of the accrued liability retirement account maintained pursuant to Subparagraph I (G) existing on the date of the Executive's death shall be paid in a lump sum within thirty
                  (30) days of the date of the Executive's death, to such individual or individuals as the Executive may have designated in writing and filed with the Bank. In the absence of any effective beneficiary designation, any such amount becoming due and payable upon the death of the Executive shall be paid to the duly qualified executor or administrator of the Executive's estate.

8. Paragraph V. CHANGE OF CONTROL, shall be deleted in its entirety and replaced with the following:

         V.       CHANGE OF CONTROL

                  Notwithstanding any of the provisions in Paragraph III. Benefits, upon a Change of Control (as defined in Subparagraph I (E) herein) and irrespective of whether or not a Termination of Service occurs, the Executive shall be entitled to receive one hundred percent (100%) of the benefits set forth in Subparagraph III (B) of this Agreement to be paid in a lump sum upon the Change of Control. This Agreement shall terminate upon the payment of such lump sum benefit.

9. Tax Withholding shall be added as Subparagraph VI (I) and shall read as follows:

         I.       Tax Withholding:
                  ---------------

                  The Bank shall withhold any taxes that are required to be withheld under applicable laws and regulations from the benefits provided under this Agreement. The Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

Therefore, the foregoing changes are agreed to.


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For the bank                                  [executive name]


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                                              Date

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